Exhibit 99.1

News Release
Acuity Brands, Inc.
1170 Peachtree Street, N.E.
Suite 2400
Atlanta, GA 30309-7676

Tel: 404.853.1423
Fax: 404.853.1430

AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

Acuity Brands Reports Third Quarter Results

ATLANTA – July 2, 2009 – Acuity Brands, Inc. (NYSE: AYI) today announced results for the third quarter of fiscal 2009, including net sales of $396.6 million, a decline of 23 percent compared with $512.4 million for the year-ago period. Recent acquisitions represented approximately two percent of net sales in the third quarter of fiscal 2009. As a result of the stronger dollar, the translation impact on international sales reduced fiscal 2009 third quarter net sales by approximately two percentage points as compared with the prior year period. Operating profit for the third quarter of fiscal 2009 was $41.5 million, or 10.5 percent of net sales, compared with $71.7 million, or 14.0 percent of net sales, for the year-ago period. Income from continuing operations for the third quarter of fiscal 2009 was $22.3 million compared with $41.7 million for the same period a year ago. Diluted earnings per share (EPS) from continuing operations for the third quarter of fiscal 2009 were $0.54 compared with $1.01 for the prior year period.

Mr. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “Net sales for the third quarter of 2009 continued to be impacted by the significant decline in construction activity, particularly in key markets such as commercial and office buildings. New construction continues to be impacted by lower economic activity and tight credit markets for real estate lending. We were able to partially mitigate the impact of lower sales, including realizing benefits from our continuous improvement initiatives and on-going streamlining efforts while continuing to invest in innovative and energy-efficient products. During the third quarter, we realized savings of approximately $10 million from streamlining actions taken in the first half of fiscal 2009. Additionally, results for the third quarter of fiscal 2009 were impacted by higher raw material and component costs, which we estimate were approximately $8 million higher than the prior year period. During the third quarter, we completed the acquisition of Sensor Switch, Inc. (“Sensor Switch”), an industry-leading developer and manufacturer of lighting controls and energy management systems. We believe the addition of Sensor Switch, along with our recent acquisition of Lighting Control & Design, allows us to expand our capabilities in offering a full array of intelligent lighting products and lighting control solutions in a time when energy management control is critical.”

News Release

Diluted earnings per share from continuing operations for the nine months ended May 31, 2009 were $1.36, a decline of 47 percent compared with $2.55 for the prior year period. Income from continuing operations for the first nine months of fiscal 2009 was $56.1 million, a decrease of 47 percent versus the year-ago period, while net sales declined 18 percent to $1,234.8 million. Results for the first nine months of fiscal 2009 and fiscal 2008 include special charges of $26.6 million, or $0.41 per diluted share, and $14.6 million, or $0.21 per diluted share, respectively. The special charges relate to on-going actions to streamline and simplify the Company’s organizational structure and operations. For the nine months ended May 31, 2009, the Company estimates that it realized savings of approximately $26 million from these actions of which an estimated $17 million relates to actions taken during fiscal 2009. For the fourth quarter of fiscal 2009, the Company expects to realize an estimated $11 million of savings from streamlining actions taken during fiscal 2009. Management expects to realize more than $50 million of annualized cost savings from the streamlining actions taken in fiscal 2009, including the consolidation of previously announced manufacturing operations that are scheduled to be substantially complete by the end of the fiscal year.

The results for both periods exclude those of the specialty chemicals business, which was spun off to the shareholders of Acuity Brands on October 31, 2007 as Zep Inc. The historical results of the specialty chemicals business are reported in discontinued operations. The Company reported a diluted loss per share from discontinued operations of $0.01 in both the third quarter of fiscal 2009 and fiscal 2008. The losses in both periods represent income tax adjustments associated with previous earnings generated by the specialty chemicals business. The Company reported a diluted loss per share from discontinued operations of $0.01 for the first nine months of both fiscal 2009 and fiscal 2008.

Including the results of discontinued operations, the Company reported diluted EPS of $0.53 for the third quarter of fiscal 2009, or $22.0 million of net income, compared with diluted EPS of $1.00 for the third quarter of fiscal 2008, or $41.1 million of net income. Including the results of discontinued operations, the Company reported diluted EPS of $1.35 for the first nine months of fiscal 2009, or $55.8 million of net income, compared with diluted EPS of $2.54 for the first nine months of fiscal 2008, or $106.4 million of net income.

News Release

Cash and cash equivalents at the end of the third fiscal quarter totaled $28.3 million, a decrease of $268.8 million from the $297.1 million at the beginning of the fiscal year. The decrease in cash was due primarily to the retirement of the $160 million public notes that matured in February 2009 and $162 million utilized for acquisitions and other strategic investments. Total debt outstanding at May 31, 2009 was $294.8 million which included $60.8 million of borrowings under the Company’s revolving credit facility and a $30 million three-year unsecured note issued to the seller of Sensor Switch as partial consideration for the acquisition of the business.

Outlook

Mr. Nagel commented, “Looking ahead, we continue to foresee a very difficult economic environment, particularly for non-residential construction activity, a primary market for us. Key indicators continue to signal declines for both residential and non-residential construction activity for the balance of 2009 and into 2010. Our backlog at the end of the third quarter was down 21 percent on a year-over-year comparable basis.

“We expect our profitability in the fourth quarter of fiscal 2009 to reflect additional benefits from previously announced streamlining actions and lower material costs as compared to the first nine months of the fiscal year. Also, we expect pricing to continue to become more competitive in certain channels and geographies. We forecast cash flows to remain positive through the remainder of fiscal 2009 due to forecasted earnings and lower operating working capital driven by inventory reductions following the completion of the consolidation of certain manufacturing facilities. While the recent acquisitions of Lighting Control & Design and Sensor Switch are important strategic additions with great longer-term potential, we do not expect them to materially impact our results for the remainder of fiscal 2009.”

Mr. Nagel continued, “Although near-term results will continue to be negatively impacted by current economic conditions, we remain very positive about the long-term future performance of our company and our ability to outperform the market. We continue to position the Company to optimize short-term performance while investing in and deploying resources to further our profitable growth opportunities for the long-term. With our recent acquisitions, we are creating a lighting controls and energy management platform with extensive capabilities affording us the opportunity to be an industry leader in this rapidly growing market.

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“We believe the execution of our longer-term strategies to focus on productivity improvement, accelerate investments in innovative and energy-efficient products, expand market presence in key sectors such as the renovation and relight market, and enhance services to our customers will provide growth opportunities which will enable us to outperform the market. Looking beyond the current environment, we believe the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront, and we believe we are now well positioned to fully participate in this exciting industry.”

Mr. Nagel concluded, “These are extraordinarily challenging times. However, our past and future actions to create value for our customers, invest in our associates to be even more customer-focused and productive, and more effectively deploy assets to generate greater returns for our shareholders should enhance the Company’s opportunity to prosper over the long-term.”

Please see the Company’s Form 10-Q filed with the Securities and Exchange Commission today for more information on the results for the third quarter of fiscal 2009. You may access the 10-Q through the Company’s website at www.acuitybrands.com.

Conference Call

As previously announced, the Company will host a conference call to discuss third quarter results today at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company’s Web site: www.acuitybrands.com.

Acuity Brands, Inc. owns and operates Acuity Brands Lighting, Inc. and Acuity Brands Technology Services, Inc. With fiscal year 2008 net sales of approximately $2.0 billion, Acuity Brands Lighting and Acuity Brands Technology Services combined are one of the world’s leading providers of lighting fixtures and related products and services and include brands such as Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, MetalOptics®, Antique Street Lamps™, RELOC®, Lighting Control & Design™, Sensor Switch®, Synergy® Lighting Controls, SAERIS™, and ROAM®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America and in Europe and Asia.

News Release

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the federal securities laws. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “anticipates,” “may,” and similar terms that relate to future events, performance, or results of the Company and specifically include statements regarding: (a) the Company’s ability to execute and realize benefits from initiatives related to streamlining its operations; (b) projected year over year revenue declines; (c) factors expected to impact profitability in the fourth quarter of fiscal 2009; (d) cash flow expectations for the remainder of fiscal 2009; (e) the impact of the recent acquisitions of Lighting Control & Design and Sensor Switch; (f) pricing expectations in certain channels and geographies; and (g) longer-term industry and Company growth expectations and the Company’s ability to execute strategies that enable it to outperform the market. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management’s present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. A variety of other risks and uncertainties are discussed in the Company’s filings with the SEC, including the risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2008. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

News Release

ACUITY BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share data)

	May 31, 2009	August 31, 2008
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$28,290	$297,096
Accounts receivable, less reserve for doubtful accounts of $1,844 at May 31, 2009 and $1,640 at August 31, 2008	221,477	268,971
Inventories	158,129	145,725
Deferred income taxes	21,971	18,251
Prepayments and other current assets	25,914	26,104

Total Current Assets	455,781	756,147

Property, Plant, and Equipment, at cost:
Land	7,342	9,501
Buildings and leasehold improvements	112,073	126,450
Machinery and equipment	343,595	334,641

Total Property, Plant, and Equipment	463,010	470,592
Less - Accumulated depreciation and amortization	318,039	309,086

Property, Plant, and Equipment, net	144,971	161,506

Other Assets:
Goodwill	548,105	342,306
Intangible assets	148,684	129,319
Deferred income taxes	2,281	2,226
Other long-term assets	21,302	17,187

Total Other Assets	720,372	491,038

Total Assets	$1,321,124	$1,408,691

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$9,510	$159,983
Revolving credit facility borrowings	60,800	–
Accounts payable	157,174	205,776
Accrued compensation	37,775	67,463
Other accrued liabilities	68,007	89,344

Total Current Liabilities	333,266	522,566
Long-Term Debt	224,461	203,953

Accrued Pension Liabilities, less current portion	27,114	26,686

Deferred Income Taxes	22,912	23,983

Self-Insurance Reserves, less current portion	9,085	8,853

Other Long-Term Liabilities	45,736	47,104

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	–	–
Common stock, $0.01 par value; 500,000,000 shares authorized; 49,823,799 issued and 42,336,099 outstanding at May 31, 2009; and 49,689,408 issued and 40,201,708 outstanding at August 31, 2008	498	497
Paid-in capital	643,823	626,435
Retained earnings	380,109	366,904
Accumulated other comprehensive loss	(40,706)	(22,819)
Treasury stock, at cost, 7,487,700 shares at May 31, 2009 and 9,487,700 at August 31, 2008	(325,174)	(395,471)

Total Stockholders’ Equity	658,550	575,546

Total Liabilities and Stockholders’ Equity	$1,321,124	$1,408,691

News Release

ACUITY BRANDS, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per-share data)

	Three Months Ended		Nine Months Ended
	May 31, 2009	May 31, 2008	May 31, 2009	May 31, 2008
Net Sales	$396,628	$512,438	$1,234,792	$1,503,887
Cost of Products Sold	243,023	304,246	765,067	900,470

Gross Profit	153,605	208,192	469,725	603,417
Selling, Distribution, and Administrative Expenses	112,116	136,488	339,257	401,440
Special Charge	6	–	26,635	14,638

Operating Profit	41,483	71,704	103,833	187,339

Other Expense (Income):
Interest expense, net	6,372	7,174	21,882	21,274
Miscellaneous expense (income), net	2,020	1,592	(2,188)	1,476

Total Other Expense	8,392	8,766	19,694	22,750

Income from Continuing Operations before Provision for Income Taxes	33,091	62,938	84,139	164,589
Provision for Income Taxes	10,765	21,280	28,030	57,862

Income from Continuing Operations	22,326	41,658	56,109	106,727
Loss from Discontinued Operations	(299)	(525)	(299)	(377)

Net Income	$22,027	$41,133	$55,810	$106,350

Earnings Per Share:
Basic Earnings per Share from Continuing Operations	$0.55	$1.04	$1.39	$2.61

Basic Loss per Share from Discontinued Operations	(0.01)	(0.01)	(0.01)	(0.01)

Basic Earnings per Share	$0.54	$1.03	$1.38	$2.60

Basic Weighted Average Number of Shares Outstanding	40,934	40,190	40,358	40,865

Diluted Earnings per Share from Continuing Operations	$0.54	$1.01	$1.36	$2.55
Diluted Loss per Share from Discontinued Operations	(0.01)	(0.01)	(0.01)	(0.01)

Diluted Earnings per Share	$0.53	$1.00	$1.35	$2.54

Diluted Weighted Average Number of Shares Outstanding	41,718	41,247	41,122	41,825

Dividends Declared per Share	$0.13	$0.13	$0.39	$0.41

News Release

ACUITY BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Nine Months Ended
	May 31, 2009	May 31, 2008
Cash Provided by (Used for) Operating Activities:
Net income	$55,810	$106,350
Add: Loss from Discontinued Operations	299	377

Income from Continuing Operations	56,109	106,727
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	26,126	24,808
Excess tax benefits from share-based payments	(555)	(4,696)
Loss (Gain) on the sale or disposal of property, plant, and equipment	9	(22)
Impairments of property, plant, and equipment	1,558	–
Deferred income taxes	(4,521)	3,563
Other non-cash items	6,852	3,281
Change in assets and liabilities, net of effect of acquisitions, divestitures and foreign currency:
Accounts receivable	48,939	6,819
Inventories	(7,591)	(3,758)
Prepayments and other current assets	5,901	7,644
Accounts payable	(49,522)	(21,719)
Other current liabilities	(60,952)	(20,161)
Other	5,079	8,106

Net Cash Provided by Operating Activities	27,432	110,592

Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(15,078)	(21,407)
Proceeds from sale of property, plant, and equipment	141	133
Acquisitions	(162,414)	(3,500)

Net Cash Used for Investing Activities	(177,351)	(24,774)

Cash Provided by (Used for) Financing Activities:
Revolving credit facility borrowings, net	60,800	–
Repayments of long-term debt	(160,000)	(6)
Employee stock purchase plan issuances	261	410
Stock options exercised	2,555	3,434
Repurchases of common stock	–	(136,139)
Excess tax benefits from share-based payments	555	4,696
Dividend received from Zep Inc.	–	58,379
Dividends paid	(16,001)	(17,132)

Net Cash Used for Financing Activities	(111,830)	(86,358)

Cash flows from Discontinued Operations:
Net Cash (Used for) Provided by Operating Activities	(299)	274
Net Cash Used for Investing Activities	–	(410)
Net Cash Provided by Financing Activities	–	970

Net Cash (Used for) Provided by Discontinued Operations	(299)	834

Effect of Exchange Rate Changes on Cash	(6,758)	2,346

Net Change in Cash and Cash Equivalents	(268,806)	2,640
Cash and Cash Equivalents at Beginning of Period	297,096	213,674

Cash and Cash Equivalents at End of Period	$28,290	$216,314

Supplemental Cash Flow Information:
Income taxes paid during the period	$32,025	$64,174
Interest paid during the period	$26,660	$28,115